UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2005.

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On December 27, 2005, Hardinge Inc. (“Hardinge”) entered into a Share Purchase Agreement with Jih-Ming Yang, Shain Wu, Paul Ling, and J.R. Ho, (collectively known as the “Selling Shareholders”) pursuant to which the Selling Shareholders agreed to sell their shares in Hardinge Taiwan Limited (“Hardinge Taiwan”) to Hardinge.  Pursuant to a Joint Venture Agreement dated March 16, 1999, Hardinge had owned 51% of Hardinge Taiwan and the Selling Shareholders owned 49% of Hardinge Taiwan.  Hardinge now owns 100% of Hardinge Taiwan, making it a wholly-owned subsidiary of the Company.

The purchase price of the shares was NT$294,857,500, which is equivalent to approximately US$8.9 million at December 28, 2005.  The purchase price is subject to adjustment based on the final audited balance sheet of Hardinge Taiwan as of December 31, 2005.

A copy of the Share Purchase Agreement is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

On December 28, 2005, Hardinge entered into a Share Sale and Purchase Agreement with Paul Ling and J.R. Ho (the two key managers of Hardinge Taiwan), (collectively known as the “Purchasers”). The agreement grants Hardinge an irrevocable option exercisable in whole or part to sell up to 1,623,580 shares or approximately 16% of Hardinge Taiwan to the Purchasers on or before March 31, 2006, at an approximate per share price of  NT$57.83.

A copy of the Share Sale and Purchase Agreement is included as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

On December 27, 2005, Hardinge Taiwan entered into a Share Purchase Agreement with U-Sung Co. Ltd. (“U-Sung”), a company in the Republic of China pursuant to which Hardinge Taiwan purchased 100% of the shares of U-Sung.  U-Sung owns the land and building in Nan Tou City, Taiwan, Republic of China that is occupied and leased by Hardinge Taiwan. The purchase price of U-Sung was NT$234,750,000, which is the equivalent of US$7.0 million.  The purchase price was comprised of the purchase of the shares in the amount of NT$132,734,785 and the repayment of U-Sung loans in the amount of NT$102,015,216.  The purchase price is subject to adjustment based on the final audited balance sheet of U-Sung as of December 31, 2005.

A copy of the Share Purchase Agreement is included as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Effective December 27, 2005, Hardinge Inc. (“Hardinge”) served notice to BPT IP, LLC (“BPT”) to exercise its option to purchase the technical information of the Bridgeport knee-mill machine tools, related accessories and spare parts.  BPT had granted Hardinge the exclusive right to manufacture and sell certain versions of the knee-mill machine tools, accessories and spare parts under an Alliance Agreement dated November 3, 2004.  Per the Alliance Agreement, Hardinge had agreed to pay to BPT royalties based on a percentage of net sales attributable to the products, accessories and spare parts.

The purchase price for the technical information is $5.0 million.  The closing of the transaction will occur within fifteen (15) business days following the receipt of the notice by BPT.  The technical information purchased includes, but is not limited to, blueprints, designs, schematics, drawings, specifications, computer source and object code, customer lists and proprietary rights and assets of a similar nature.  Subsequent to the closing date, no further royalties will be earned by BPT.

The Alliance Agreement is incorporated by reference from the Registrant’s Form 10-K for the year ended December 31, 2004.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

10.1	Share Purchase Agreement entered into December 27, 2005 by and among Hardinge Inc. and Mr. Jih-Ming Yang, Ms. Shain Wu, Mr. Paul Ling and Ms. J. R. Ho.
10.2	Share Sale And Purchase Agreement entered into December 28, 2005 by and among Mr. Paul Ling and Ms. J. R. Ho and Hardinge Inc.
10.3	Share Purchase Agreement entered into December 27, 2005 by and among Hardinge Taiwan Limited and the shareholders of U-Sung Co. Ltd: Mr. Gordon G.R. Yang, Ms. Yang Lin, Hseuh-O and Mr. Mon How Wu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

January 3, 2006	By:	/s/ J. Patrick Ervin
Date	J. Patrick Ervin
Chairman, CEO and President

January 3, 2006	By:	/s/ Charles R. Trego, Jr
Date	Charles R. Trego, Jr.
Senior Vice President and CFO